                                                                     EXHIBIT 4.2

                          STOCK COMPENSATION AGREEMENT
                          ----------------------------

This STOCK COMPENSATION AGREEMENT (this "Agreement") is made on this 11th day of September 2002 ("Effective Date") by and between NETGURU, INC. ("NGI") on the one side, and Mukti L. Das ("DAS") on the other side.

                                    RECITALS

         WHEREAS, DAS was a former employee of NGI whose employment was terminated on or about March 2001; and

         WHEREAS, NGI has agreed to provide DAS with stock compensation as partial consideration for those past services.

         NOW THEREFORE, the parties agree as follows:

1. SHARE ISSUANCE. In consideration for the past services rendered, NGI shall issue 14,000 shares of NGI's common stock to DAS as soon as practicable. Promptly after execution of this Agreement, NGI shall instruct its transfer agent to issue the shares to DAS. DAS acknowledges and understands that (a) the shares to be issued to them will be "restricted securities" for purposes of federal and state securities laws and may not be sold, transferred or hypothecated in the absence of registration or qualification under those securities laws, or an exemption from registration or qualification and (b) the share certificates will bear a restrictive legend evidencing the foregoing. NGI shall instruct its transfer agent to issue five (5) share certificates in the following respective amounts - four (4) respective certificates for 3,000 shares and one (1) respective certificate for 2,000 shares and thus totaling 14,000 shares. DAS further acknowledges that he has received and had an opportunity to review NGI's Form 10-KSB for the fiscal year ended March 31, 2002 and Form 10-QSB for the quarter period ended June 30, 2002, as filed with the Securities and Exchange Commission.

2. REGISTRATION. As soon as practicable after issuance of the shares described above, NGI shall file, and shall diligently pursue effectiveness of, a registration statement on Form S-3 with the Securities and Exchange Commission registering for resale to the public the shares issued to DAS hereunder. All costs associated with the registration shall be borne by NGI. DAS shall provide all information regarding himself as the selling shareholder that NGI may reasonably request in connection with the preparation and filing of the registration statement. After six (6) months, if the value of the shares is less than $3.00 per share at the time that DAS elects to sell the shares, then NGI agrees to pay DAS the difference between $3.00 and the then-current market trading value of the shares when sold by DAS. NGI will notify DAS immediately upon receiving confirmation of effectiveness of the registration statement. DAS shall be entitled to sell no more than 3,000 of his respective shares in any one day pursuant to the resale prospectus that will be part of the registration statement, and DAS agrees that he will comply with the prospectus delivery requirements imposed by the Securities Act of 1933, as amended, in connection with any public resale of the shares issued hereunder. DAS understands and acknowledges that NGI's transfer agent will be so instructed, and that a "stop transfer" order will be placed with the transfer agent to prevent resale's exceeding that amount. NGI agrees to maintain the effectiveness of the registration statement until such time as DAS has sold all of the securities set forth herein. NGI represents and warrants that it is qualified to register these shares in this manner. If NGI is unable to register the shares pursuant to an S-3 Registration Statement, NGI will register the shares under an S-1 Registration Statement.

Executed as of the Effective Date set forth above.

NGI:                                    DAS:
---
NETGURU, INC.                           MUKTI L.  DAS
By /s/ JYOTI CHATTERJEE                  /s/ MUKTI L. DAS
  ------------------------------        --------------------------------
Jyoti Chatterjee, President             Mukti L. Das




                                       2